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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

M&F BANCORP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which the transaction applies:

(2)	Aggregate number of securities to which the transaction applies:

(3)	Per unit price or other underlying value of the transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of the transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

May 22, 2008

Dear M&F Bancorp, Inc. Shareholder:

We recently mailed you proxy material in connection with our upcoming Annual Meeting of Shareholders to be held on Tuesday, June 10, 2008. According to our latest records, we have not yet received your proxy.

It is very important that your shares be voted regardless of the number of shares you own.

We strongly encourage you to vote your shares today. Please take a moment to VOTE your shares by using any one of the options below to ensure that your vote is promptly recorded in time for the Meeting:

1.	Vote by Touchtone Phone: You may cast your vote by calling the toll-free number (1-800-776-9437) on the enclosed proxy card. You will need and must use the control number located on your proxy card to cast your vote.

2.	Vote via the Internet: You may cast your vote by logging onto the internet address (www.voteproxy.com) on your proxy card and following the instructions on the website.

3.	Vote by Mail: You may cast your vote by mail by signing, dating and mailing the enclosed proxy card in the postage-prepaid return envelope provided.

Our Board of Directors unanimously recommends a “FOR” vote on all proposals.

Your Participation is Important — Please Vote Today!

Important Additional Information

In connection with the annual meeting, M&F Bancorp, Inc. (“M&F”) filed with the SEC a definitive proxy statement, which was first mailed to shareholders of M&F on or about April 24, 2008. M&F’s shareholders are urged to read the definitive proxy statement because the definitive proxy statement contains important information about M&F and the annual meeting. Shareholders may obtain free copies of the definitive proxy statement and other documents filed with the SEC at the SEC’s web site at www.sec.gov. In addition, shareholders may obtain free copies of the documents filed with the SEC by M&F by going to M&F’s Investor Relations page on its corporate website at www.mfbonline.com.

M&F, its officers and its directors may be deemed to be participants in the solicitation of proxies from M&F’s shareholders with respect to the annual meeting. Information about M&F’s executive officers and directors and their ownership of M&F stock is set forth in the definitive proxy statement.

If you have recently mailed your proxy, please accept our thanks and kindly disregard this request. Thank you for your support and cooperation.

Yours Truly,

Kim D. Saunders
President and Chief Executive Officer

Enclosures

P. O. Box 1932	¿	Durham, NC	¿	27702-1932	¿	(919) 687-7800	¿	Fax: (919) 687-7821

May 22, 2008

Dear M&F Bancorp, Inc. Shareholder:

We recently mailed you proxy material in connection with our upcoming Annual Meeting of Shareholders to be held on Tuesday, June 10, 2008. According to our latest records, we have not yet received your proxy.

It is very important that your shares be voted regardless of the number of shares you own.

We strongly encourage you to vote your shares today. Please take a moment to VOTE your shares by returning your proxy in the envelope provided. You can also vote by telephone or internet by following the enclosed instructions.

Our Board of Directors unanimously recommends a “FOR” vote on all proposals.

Your Participation is Important — Please Vote Today!

Important Additional Information

In connection with the annual meeting, M&F Bancorp, Inc. (“M&F”) filed with the SEC a definitive proxy statement, which was first mailed to shareholders of M&F on or about April 24, 2008. M&F’s shareholders are urged to read the definitive proxy statement because the definitive proxy statement contains important information about M&F and the annual meeting. Shareholders may obtain free copies of the definitive proxy statement and other documents filed with the SEC at the SEC’s web site at www.sec.gov. In addition, shareholders may obtain free copies of the documents filed with the SEC by M&F by going to M&F’s Investor Relations page on its corporate website at www.mfbonline.com.

M&F, its officers and its directors may be deemed to be participants in the solicitation of proxies from M&F’s shareholders with respect to the annual meeting. Information about M&F’s executive officers and directors and their ownership of M&F stock is set forth in the definitive proxy statement.

If you have recently mailed your proxy, please accept our thanks and kindly disregard this request. Thank you for your support and cooperation.

Yours truly,

Kim D. Saunders
President and Chief Executive Officer

Enclosures

P. O. Box 1932	¿	Durham, NC	¿	27702-1932	¿	(919) 687-7800	¿	Fax: (919) 687-7821